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Exhibit  10.8

Dear Adena Hefets,
Congratulations! We are thrilled to invite you to join our board of directors (“Board”) as our new independent director. Your appointment will be effective as soon as possible, subject to (i) final approval by the Board, (ii)
completion of customary independence, conflicts, and diligence processes, including your completion of a customary director questionnaire, and (iii) your execution of any other director onboarding documents reasonably requested by the Company and consistent with requests made of other independent directors (collectively, the “Appointment
Conditions”). This offer and your appointment as a director are not contingent upon an IPO by the Company.
Role & Expectations
As an independent director, you will work closely with the Board & management to assist with:
•Strategic oversight of the Company's business plan, long-range strategy, and material corporate transactions
•Corporate governance and risk oversight, including board composition, succession planning, ESG matters, and the Company's enterprise risk framework
•Management accountability, including evaluation of the CEO and senior leadership, executive compensation, and alignment of incentives with shareholder interests
•The matters applicable to the Board committees on which you serve, including the Audit Committee as described below
We would also like to invite you sit on the Audit Committee as an independent director that satisfies the heightened independence and financial literacy requirements under applicable NYSE and SEC governance rules. As part of the
Audit Committee, including before an IPO, we will look to you, in collaboration with the current Audit Committee Chair, to provide oversight of matters identified in the Company’s Audit Committee Charter, including:
•Financial reporting, risk management, cybersecurity, compliance, and ethics programs
•Internal financial controls and processes
•The external auditor relationship including appointment, compensation, the audit plan, audit quality, and auditor independence
•Quarterly and annual required filings including 10-Qs and 10-Ks, as well as financial reporting requirements, in each case post-IPO
You will coordinate with Silver Lake and the broader Board, and will have access to members of management as needed to fulfill committee responsibilities. The anticipated time commitment is expected to include regular Board meetings, Audit Committee meetings, and reasonable ad hoc sessions in connection with post-IPO quarterly/year-end reporting cycles and other Company matters.
Compensation
In consideration for your Board and Audit Committee service, you will receive the following compensation upon the effectiveness of your appointment to our Board:
•You will receive $1,000,000 in time-based RSUs in a pre-IPO grant. Time-based RSUs vest over three years with 33.33% vesting after one year and then 8.33% per quarter thereafter. In addition to time vesting, full vesting of time-based RSUs is contingent on (i) occurrence of a Liquidity Event (change of control or IPO) and (ii) continued service as a director through such Liquidity Event. The quantity of your
RSUs will be determined by taking the RSU value indicated divided by the fair market value of Entrata’s common stock as determined by the Board on the date of grant.
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•Compensation for CY26 will be entirely in equity. At a future date, we will evaluate our non-employee director compensation policy, including cash based retainers as well as customary non-employee director equity compensation.
Independence; Conflicts; Background Checks
Your appointment and continued service are conditioned on your ability to satisfy applicable independence requirements of the NYSE and the heightened independence standards of that exchange and the SEC that apply to members of Audit Committees, as determined by the Board in good faith. You agree to promptly disclose any actual or potential conflicts of interest and to comply with the Company’s policies regarding related-party transactions.
This offer is contingent upon satisfaction of the Appointment Conditions, but not an IPO. This letter encapsulates the entirety of our offer. Verbal or written agreements, promises, or representations not explicitly stated in this offer are non-binding upon Entrata. If you find alignment with the terms presented above, we eagerly anticipate your signed, dated, and returned offer letter. Your acceptance will mark the beginning of an exciting journey as part of our team.
Sincerely,
Adam Edmunds
Chief Executive Officer
I accept your offer to serve on the Board and Audit Committee, subject to satisfaction of the Appointment Conditions.

/s/ Adena Hefets

Signature

6/10/2026

Date